EXHIBIT 11

                WHITMAN EDUCATION GROUP, INC. AND SUBSIDIARIES

              COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK

                                                                       FOR THE YEAR ENDED
                                                                --------------------------------
                                                                 MARCH 31, 1996   MARCH 31, 1995
                                                                ---------------  ---------------
Primary:
Average shares outstanding ...................................     10,235,956        9,273,816
                                                                ===============  ===============

Net loss .....................................................    $  (100,571)     $  (146,611)
Per share amount .............................................    $      (.01)     $      (.02)

Fully diluted:
  Average shares outstanding .................................     10,235,956        9,273,816
Net effect of stock options and warrants based on the
  treasury stock method using year-end market price ..........      1,331,505          569,282
Sanford-Brown shares held in escrow ..........................      1,021,612          278,900
                                                                ---------------  ---------------
Total ........................................................     12,589,074       10,121,998
                                                                ===============  ===============
Net loss .....................................................    $  (100,571)     $  (146,611)
Per share amount .............................................    $      (.01)     $      (.01)

   Net loss per share of common stock for primary purposes is computed by dividing the net loss by the weighted average number of shares outstanding during the period adjusted for common stock equivalents when such adjustments result in dilution of earnings per share. The Company has considered all common stock equivalents for purposes of calculating fully diluted earnings per share regardless of their dilutive effect. Included as common stock equivalents for the year ended March 31, 1996, for fully diluted purposes are 1,021,612 shares issued in connection with the acquisition of Sanford-Brown College that remain in escrow to be disbursed to the seller or returned to the Company upon the occurrence of, or failure to achieve certain events.

                WHITMAN EDUCATION GROUP, INC. AND SUBSIDIARIES

          COMPUTATION OF NET INCOME (LOSS) PER SHARE OF COMMON STOCK

                                                                   FOR THE THREE MONTHS ENDED
                                                                --------------------------------
                                                                 MARCH 31, 1996   MARCH 31, 1995
                                                                ---------------  ---------------
Primary:
Average shares outstanding ...................................     10,285,232        9,273,816

Net effect of dilutive stock options and warrants based on
  the treasury stock method using the average market price ...        916,292               --
Sanford-Brown shares held in escrow ..........................      1,021,612               --
                                                                ---------------  ---------------
Total ........................................................     12,223,136        9,273,816
                                                                ===============  ===============
Net income (loss) ............................................    $   982,683      $    (3,866)
Per share amount .............................................    $       .08      $       .00

Fully diluted:
 Average shares outstanding ..................................     10,285,232        9,273,816
Net effect of stock options and warrants based on the
  treasury stock method using quarter-end market price .......      1,331,505          569,282
Sanford-Brown shares held in escrow ..........................      1,021,612        1,021,612
                                                                ---------------  ---------------
Total ........................................................     12,638,349       10,864,710
                                                                ===============  ===============

Net income (loss) ............................................    $   982,683      $    (3,866)
Per share amount .............................................    $       .08      $       .00

   Net income (loss) per share of common stock for primary purposes is computed by dividing net income (loss) by the weighted average number of shares outstanding during the period adjusted for common stock equivalents when such adjustments result in dilution of earnings per share. The Company has considered all common stock equivalents for purposes of calculating fully diluted earnings per share regardless of their dilutive affect. Included as common stock equivalents for the three months ended March 31, 1996 for fully diluted purposes are 1,021,612 shares issued in connection with the acquisition of Sanford-Brown College that remain in escrow to be disbursed to the seller or returned to the Company upon the occurrence of, or failure to achieve certain events.